SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - May 29, 2015
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 29, 2015, AK Steel Corporation (“AK Steel”) sold its 50% equity interest in Double Eagle Steel Coating Company (“DESCCO”) to United States Steel Corporation (“US Steel”), the owner of the remaining 50% equity interest in DESCCO, for $25.2 million. The DESCCO equity ownership interest was acquired as part of AK Steel’s acquisition of Severstal Dearborn, LLC on September 16, 2014. AK Steel has not utilized the DESCCO facility to process any steel products since it acquired the equity interest. AK Steel has agreed to provide certain limited services to US Steel in order to transition the operations of DESCCO. In conjunction with the sale, AK Steel and US Steel agreed to settle all pending litigation and release all claims between the parties with respect to DESCCO.

AK Steel’s sale of its equity interest in DESCCO has no material impact on earnings or revenue and the proceeds are substantially equivalent to the carrying value of the investment on AK Steel’s consolidated balance sheet. As such, the proceeds of the sale increase AK Steel’s liquidity by $25.2 million and AK Steel will not recognize a material gain or loss from the sale of the equity interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: June 1, 2015